                                                                    EXHIBIT 23.7

                       CONSENT TO BE NAMED AS A DIRECTOR

    I hereby consent to be named as a person who will become a director of TDOP, Inc. (the "Company") in the registration statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission relating to the initial public offering by the Company of shares of common stock, par value $.001, of the Company.

Dated: March 3, 1998                    /s/ VASSILIOS SIRPOLAIDIS
                                ------------------------------------------
                                          Vassilios Sirpolaidis